UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 26, 2023

Commission File Number:  000-21660

PAPA JOHN’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	61-1203323
(State or other jurisdiction of	(I.R.S. Employer Identification
incorporation or organization)	Number)

2002 Papa Johns Boulevard
Louisville, Kentucky  40299-2367
(Address of principal executive offices)

(502) 261-7272
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.01 par value	PZZA	The NASDAQ Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2023, Papa John’s International, Inc. (the "Company") announced the appointment of Ravi Thanawala as the Company’s Chief Financial Officer (CFO), effective July 24, 2023. Mr. Thanawala will serve as the Company’s principal financial officer and principal accounting officer. Chris Collins will continue to serve as interim principal financial and principal accounting officer until July 24, 2023, after which he will remain in his position as Vice President, Tax and Treasury.

Prior to joining the Company, Mr. Thanawala, 39, served as the Vice President and CFO of Nike North America since 2020, where he provided enterprise market strategy and financial management for Nike, Inc.’s largest division.  During his seven years with Nike, Inc., he also served as the Global Vice President and CFO of Converse (2018– 2020) as well as the Global Vice President, Retail Excellence (2016–2018).  Prior to Nike, Inc., he spent eight years at ANN, Inc., a subsidiary of Ascena Retail Group, Inc., in finance leadership and operational roles, including his last role as the Senior Vice President and CFO of ANN, Inc. Mr. Thanawala graduated from Stern School of Business at New York University with a Bachelor of Science in Finance and Policy Economics.

The Compensation Committee of the Board of Directors of the Company has approved Mr. Thanawala’s compensation, which will include an annual base salary of $600,000, an annual cash incentive target opportunity of 75% of base salary, and an annual long-term incentive opportunity with a value of $1,000,000, all of which will be pro-rated for 2023 based upon his time in service.  In addition, Mr. Thanawala will be granted sign-on compensation intended to partially replace the value of his equity awards and other compensation forfeited from his prior employer, consisting of (i) a $825,000 sign on cash bonus, paid in two annual installments, and which is subject to certain claw-back provisions, and (ii) $1,750,000 in restricted stock, which will be granted on Mr. Thanawala’s first day of employment, one-third of which will vest on each anniversary of the grant date.  Mr. Thanawala will be entitled to relocation and other executive benefits. Mr. Thanawala will also participate in the Company’s Severance Pay Plan, as amended, and the Company’s Amended and Restated Change of Control Severance Plan. Further information regarding the Company’s executive compensation program is available in our most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 23, 2023.

Mr. Thanawala has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on June 26, 2023 announcing Mr. Thanawala’s appointment. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

  (d) Exhibits

Exhibit Number	Description
99.1	Papa John’s International, Inc. press release dated June 26, 2023.
104	Cover page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.

Date: June 26, 2023	/s/ Caroline Miller Oyler
Caroline Miller Oyler
Chief Legal & Risk Officer and Corporate Secretary